EXHIBIT 10.8

TRW AUTOMOTIVE HOLDINGS CORP.
2012 STOCK INCENTIVE PLAN

GENERAL
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, is made effective as of                     , 20     (the “Date of Grant”), between TRW Automotive Holdings Corp. (the “Company”) and                                                (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be granted the Options provided for herein pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)                                 “Cause” means (i) such Participant’s continued failure to substantially perform such Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its Subsidiaries or Affiliates to the Participant of such failure, (ii) dishonesty in the performance of the Participant’s duties, (iii) such Participant’s conviction of, or plea of nolo contendere to (or similar plea under the applicable international jurisdiction), a crime constituting (A) a felony under the laws of the United States or any state thereof or the equivalent thereof under the laws of the applicable international jurisdiction, or (B) a misdemeanor involving moral turpitude, (iv) such Participant’s willful malfeasance or willful misconduct in connection with such Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Participant’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Participant is subject.

(b)                                 “Disability” means, “disability” as defined in the long-term disability plan or policy, as in effect from time to time, maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined by Section 1563 of the Code) for the benefit of the Participant or, if there is no such plan or policy in effect for the Participant, “disability” means the inability to perform the material and substantial duties of the Participant’s employment with the Company for a period of at least six (6) consecutive months due to a serious injury or illness, as determined by an independent practitioner designated by the Company and deemed by the Company to be proficient in such matters, based on medical evidence and such other relevant documentation as may be required by the practitioner from time to time.

(c)                                  “Expiration Date” means the eighth anniversary of the Date of Grant.

(d)                                 “Good Reason” means (i) the failure of the Company or its Affiliate to pay or cause to be paid or provided Participant’s salary or any annual bonus award earned under any Operational Incentive Plan when due, (ii) any requirement that Participant’s principal office or work location shall be located 60 miles or more away from its current location, or (iii) any material diminution for a period of at least 30 days in Participant’s authority or responsibilities from those currently held; provided, that the events described in clauses (i), (ii) or (iii) of this definition shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from Participant of written notice of the event.

(e)                                  “Option” means the option granted herewith.

(f)                                   “Plan” means the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

(g)                                  “Retirement” means the termination of the Participant’s employment with the Company and its Affiliates (i) at age 60 or older with 10 years of service, or (ii) at age 65 or older.

(h)                                 “Vested Portion” means, at any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2.                                      Grant of Options.  The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth,                        Shares, subject to adjustment as set forth in the Plan.  The purchase price of the Shares subject to the Option (the “Option Price”) shall be $              , which is the Fair Market Value of the Shares on the Date of Grant.  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

3.                                      Vesting of the Options.

(a)                                 In General.  Subject to Sections 3(b) and 3(c), the Option shall vest and become exercisable with respect to one-third of the Shares subject to the Option on the first anniversary of the Date of Grant and shall vest and become exercisable with respect to an additional one-third of the Shares subject to the Option on each subsequent anniversary of the Date of Grant, until the Option is vested with respect to 100% of the Shares subject thereto.

(b)                                 Termination of Employment. If the Participant ceases to be employed by the Company or one of the Company’s Affiliates for any reason, the Option, to the extent not then vested, shall be immediately and automatically canceled by the Company without any consideration and without notice or any other action by the Company; provided, however, that if the Participant’s employment is terminated due to Retirement, the unvested portion of the Option, to the extent not previously canceled or forfeited, shall vest and become exercisable according to the schedule set forth in Section 3(a).  The Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a) of this Agreement.

(c)                                  Change of Control.  Notwithstanding the foregoing, if from the date of a Change of Control until the second anniversary of the Change of Control the Participant’s employment is terminated by the Company or one of the Company’s Affiliates without Cause or by the Participant for Good Reason, the unvested portion of the Option, to the extent not previously canceled or forfeited in accordance with this Section 3, shall immediately become vested and exercisable.

4.                                      Exercise of Options.

(a)                                 Period of Exercise.  Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date.  Notwithstanding the foregoing, if the Participant’s employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable for the period set forth below:

(i)                                     Death or Disability.  If the Participant’s employment with the Company and its Affiliates terminates due to the Participant’s death or Disability, the Participant (or, in the case of death, the Participant’s estate or those designated by will or the laws of descent and distribution) may exercise the Vested Portion of an Option for a period ending on the earlier of (A) two years following the date of death or Disability, as applicable, and (B) the Expiration Date;

(ii)                                  Termination other than for Cause.  If the Participant’s employment with the Company and its Affiliates is terminated for any reason other than by the Company or its Affiliates for Cause or due to the Participant’s death, Disability or Retirement, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date;

(iii)                               Termination for Retirement.  If the Participant’s employment with the Company terminates due to Retirement, the Vested Portion of an Option (including the portion of the Option that may become vested after such termination in accordance with Section 3(b)) shall remain exercisable until the Expiration Date; and

(iv)                              Termination for by the Company for Cause.  If the Participant’s employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of an Option shall immediately terminate in full, be forfeited and canceled and cease to be exercisable.

(b)                                 Method of Exercise.

(i)                                     Subject to Section 4(a) of this Agreement, the Vested Portion of an Option may be exercised by following such procedures as the Company or its designated administrator shall determine, which may include a telephonic or online election through the Company’s authorized agent or by execution and delivery of a written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only.  Such election or notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price.  Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for such period of time, if any, as the Company’s accountants may require to avoid adverse accounting treatment applying generally accepted accounting principles, (C) if there is a public market for the Shares at such time, to the extent permitted by and subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, (D) by a “net settlement” arrangement, or (E) such other method as approved by the Committee.

(ii)                                  Upon the Company’s determination that any portion of the Option has been validly exercised as to any of the Shares, the Company shall issue such Shares in the Participant’s name.  The Shares will be delivered to the Participant in such manner as shall be determined by the Company in its discretion.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the Shares to the Participant.

(iii)                               In the event of the Participant’s death, the Vested Portion of the Option shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5.                                      No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.  Further, the Company or its Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6.                                      Transferability.  Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  During the Participant’s lifetime, the Option is exercisable only by the Participant.

7.                                      Withholding.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Option, regardless of any action (by the Company or any Affiliate or any designated agent) with respect to any tax withholding obligations that arise in connection with the Option or its exercise. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to, consistent with applicable law, withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to the Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary at the option of the Company to satisfy all obligations for the payment of such taxes.

8.                                      Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon delivery to the addressee.

9.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

10.                               Option Subject to Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option and the Shares received upon exercise of the Option are subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.                               No Rights as a Stockholder.  The Participant shall have no rights of a stockholder with respect to the Option or the underlying Shares (including any voting rights or rights with respect to any dividends paid on the Shares) unless and until the Participant has exercised the Option, paid in full for such Shares, satisfied any other conditions imposed by the Committee pursuant to the Plan, and the Option is settled by the issuance of Shares to the Participant.

12.                               No Compensation Deferrals.  Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, the Option) become subject to the requirements of Section 409A.

13.                               Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to the Option awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including any such transmission to countries with less data protection than the data protection provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart or other signature hereupon delivered by facsimile or electronic image scan shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

15.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the SSARs granted under this Agreement and participation in the Plan or future awards that may be granted under the Plan by electronic means or to request the Participant consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

TRW AUTOMOTIVE HOLDINGS CORP.

By
Name:
Title:

Participant: